                          REGISTRATION RIGHTS AGREEMENT                EXHIBIT 4


      THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of April 11, 2003, by and between SUMMIT BROKERAGE SERVICES, INC., a Florida corporation (the "COMPANY"), and ANTARES CAPITAL FUND III LIMITED Partnership, a Delaware limited partnership ("ANTARES").

      WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of even date herewith, entered into by and between the parties hereto (the "STOCK PURCHASE AGREEMENT"), the Company is offering for sale to Antares 4,000,000 shares of Company Common Stock (the "COMMON STOCK SHARES"); and

      WHEREAS, pursuant to the terms of the Stock Purchase Agreement and in order to induce Antares to purchase the Common Stock Shares, the Company has agreed to enter into this Agreement and grant to Antares the registration rights set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements contained herein and in the Stock Purchase Agreement, the Company and Antares hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

            "Closing Date" shall have the meaning ascribed to such term in the Stock Purchase Agreement.

            "Commission" shall mean the Securities and Exchange Commission.

            "Company Common Stock" means the Company's common stock, par value $.0001 per share.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Private Placement Common Stock" shall mean the shares of Company Common Stock sold under that certain Confidential Private Offering Memorandum, dated as of October 14, 2002.

            "Registrable Stock" shall mean (i) each and all of the Common Stock Shares and (ii) each and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Common Stock Shares, and/or by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, subdivision, sale of assets or otherwise. In the event of any change in the capitalization of the Company as a result of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation, subdivision, sale of assets or otherwise, the provisions of this Agreement shall be appropriately adjusted. Notwithstanding the foregoing, shares of Registrable Stock shall cease to be "Registrable Stock" when (i) such shares have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them, (ii) such shares are


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
sold pursuant to Rule 144 or such shares are eligible to be sold pursuant to paragraph (k) of Rule 144 or (iii) such shares shall cease to be outstanding.

            "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

2.    Registration Rights.

            (a) "Piggyback Registration". If the Company at any time or from time to time after the Closing Date proposes to register any Company Common Stock under the Securities Act (other than in connection with (i) a registration on Form S-4 pertaining to a merger or similar transaction or (ii) a registration on Form S-8, or similar forms), the Company shall (A) at such time give prompt written notice to Antares of its intention to effect such registration and (B) use its reasonable best efforts to cause the managing underwriter (if any) of such underwritten offering to include the Registrable Stock in the registration statement (the "PIGGYBACK REGISTRATION STATEMENT") for the underwritten offering in such registration. If such managing underwriter agrees to include the Registrable Stock in the registration statement relating to the underwritten offering, the Company shall at such time give prompt written notice to Antares of its rights under such proposed registration and, upon the request of Antares delivered to the Company within twenty (20) days after the Company's giving of such notice (which request shall specify the Registrable Stock intended to be disposed of by Antares), the Company shall include such Registrable Stock that is requested by Antares to be included in such registration; provided, however, that:

                  (i) if the managing underwriter in such underwritten offering shall advise the Company that the amount of Company Common Stock requested to be included therein exceeds the amount of securities that can be sold in such offering or that the number of shares of Company Common Stock proposed to be included in any such registration would materially and adversely affect the price per share of the Company Common Stock to be sold in such offering, then the Company shall include in such registration only the number of shares of Registrable Stock, together with the number of shares of Private Placement Common Stock duly requested to be registered and the number of other shares of Company Common Stock duly requested to be registered by any other affiliates of the Company, which in the opinion of such managing underwriter(s) can be sold. If the number of Company Common Stock shares which can be sold is less than the number of shares of Registrable Stock, together with the number of shares of Private Placement Common Stock duly requested to be registered and the number of other shares of Company Common Stock duly requested to be registered by any other affiliates of the Company, then the number of securities to be excluded from such registration shall be allocated among Antares, the holders of the Private Placement Common Stock duly requested to be registered and such other affiliates in proportion to the respective number of shares of Company Common Stock held of record by each of them. In such event, the Company shall give Antares prompt written notice of the number of shares of Registrable Stock excluded from such registration at the request of the managing underwriter. No such exclusion shall reduce the securities being offered by the Company for its own account to be included in such registration statement;

                  (ii) the Company may, in its sole discretion and without the consent of Antares, at any time after it shall have given written notice to Antares in accordance with this Agreement, delay the filing or effectiveness of the registration statement or withdraw such registration statement and abandon the proposed offering in which Antares had requested to participate; provided, however, that such delay, withdrawal and/or abandonment is with respect to all securities under such registration, and provided further, that any delay, withdrawal and/or abandonment shall not preclude or otherwise prejudice subsequent requests for registration pursuant to this Section 2(a).

            (b) Option to Include Registrable Stock in Offering. Antares, subject to the provisions of Section 2(a) hereof, shall have the option to include any of the Registrable Stock in a Piggyback Registration Statement. The Company shall not be required to include Registrable Stock in a Piggyback Registration Statement relating to an underwritten offering of the Company's securities unless Antares accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and Antares agrees to execute and/or deliver such documents in connection with such registration as the Company or the managing underwriter may reasonably request (provided such documents are usual and customary for selling stockholders).

            (c) Other Registration. The Company hereby agrees to use its reasonable best efforts on one occasion to file and thereafter to be declared effective prior to January 1, 2004 a registration statement with the Commission to permit the Registrable Stock to be resold to the public in any permissible transaction (i.e., market, privately negotiated, underwritten or dealer transaction), subject to the last paragraph of Section 3(h) hereof, on a continuous basis after the effective date of such registration statement pursuant to Rule 415 of the Securities Act, subject to the Lock-up provisions of
Section 5 hereof; and provided that a registration shall not count for purposes of determining the Company's fulfillment of its obligations under this Section 2(c) until the Company has caused the registration statement filed pursuant to this Section 2(c) to be declared effective. The Company shall be entitled to include in any registration statement referred to in this Section 2(c): (i) any shares of Company Common Stock to be sold by the Company for its own account,
(ii) any shares of the Private Placement Common Stock, (iii) any shares of Common Stock underlying the warrants referenced in Section 5(t) of the Stock Purchase Agreement, and (iv) any shares of Common Stock issued to sellers in connection with the Company's acquisitions of assets or capital stock of other businesses (so long as the inclusion of such sellers' Common Stock does not cause a delay in obtaining the effectiveness of the registration statement). If such registration statement includes shares of Company Common Stock for its own account, then such registration shall nevertheless be deemed to be a registration in accordance with and pursuant to Section 2(a) hereof.

            (d) Cooperation with Company. Antares will cooperate with the Company in all material respects in connection with this Agreement, including, without limitation, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Stock.

            (e) Agreements with Underwriters. In connection with each registration covering an underwritten public offering, the Company and Antares agree to enter into a written agreement with the managing underwriter containing such provisions as are customary in the securities business for such an arrangement between an underwriter and companies of the Company's size and investment stature.

            (f) Registration Obligations Not Mutually Exclusive. The Company hereby agrees and acknowledges that its obligations under Sections 2(a) and 2(b) hereof, on the one hand, and 2(c) hereof on the other hand, are cumulative and not mutually exclusive, such that, in no event will satisfaction of the Company's obligations under Sections 2(a) and 2(b) hereof be deemed to constitute satisfaction of the Company's obligations under Section 2(c) hereof, and that in no event will satisfaction of the Company's obligations under Section 2(c) hereof be deemed to constitute satisfaction of the Company's obligations under Sections 2(a) and 2(b) hereof.

3. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Stock under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

            (a) prepare and file with the Commission a registration statement and shall use its best efforts to cause such registration statement to become effective and remain effective for a period determined as provided in the second to last paragraph of Section 3(h) hereof;

            (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement, subject to the last paragraph of Section 3(h) hereof, continuously effective for the period specified in Section 3(a) hereof and to comply with the provisions of the Securities Act with respect to the sale and/or other disposition of all Registrable Stock covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

            (c) furnish to Antares such numbers of copies of a summary prospectus and any other prospectus, including, without limitation, a preliminary prospectus and any amendment and/or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Antares may reasonably request in order to facilitate the public sale and/or other disposition of the Registrable Stock covered by such registration statement;

            (d) use its reasonable best efforts to register and qualify the Registrable Stock covered by such registration statement under such other securities and blue sky laws of such jurisdictions as Antares or, in the case of an underwritten public offering, the managing underwriter, reasonably shall request, and do any and all other acts and things which may be necessary and/or advisable to enable Antares to consummate the public sale and/or other disposition in such jurisdictions of the Registrable Stock, except that the Company shall not for any such purpose be required to: (i) qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified or to file therein any general consent to service of process or be subject to any escrow or other similar conditions; or (ii) take any other actions or submit itself or its directors or officers to any restrictions, obligations or burdens having a material adverse economic effect on it or them;

            (e) use its reasonable best efforts to list or cause to be quoted such securities on any securities exchange, automated quotation system or other quotation system on which any securities of the Company are then listed or quoted, if the listing or quotation of such securities is then permitted under the rules of such exchanges or systems;

            (f) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

            (g) provide the Purchaser and its counsel a reasonable opportunity to review a draft of any registration statement and amendments and supplements thereto and any prospectus to be used in connection therewith prior to filing with the Commission and provide any comments thereon; and

            (h) promptly notify Antares, and each underwriter under such registration statement, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly and timely thereafter amend, modify and/or supplement such prospectus to fully correct such untrue statement(s) or omission(s).

      For purposes of Sections 3(a) and 3(b) hereof, the period of distribution of Registrable Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the earlier of: (i) the sale of all Registrable Stock covered thereby, and (ii) a period equal to twelve (12) consecutive months immediately after the expiration of both Lock-Up Periods (as defined in Section 5 below) plus an aggregate amount of additional days thereafter equal to the aggregate number of days the Registrable Stock may not be sold under the registration statement as a result of an event described in the last paragraph of this Section 3(h), which number of such additional days shall not exceed 365 days.

      Notwithstanding anything to the contrary stated in this Agreement, it is acknowledged by the parties hereto that from time to time after the effective date of a registration statement under Section 2 hereof there may occur events identified in Item 512(a)(1)(i) or (ii) of Regulation S-B under the Securities Act (a "Rule 512 Event") which necessitate the Company filing with the Commission post-effective amendments to such registration statement (each an "Updating Amendment"). Between the time a Rule 512 Event occurs necessitating an Updating Amendment, and the time the Updating Amendment is filed with and declared effective by the Commission, the Registrable Stock may not be sold under such registration statement. In addition to giving the notice required under this Section 3(h) and the documents requested under Section 3(c) hereof with respect to an Updating Amendment, the Company agrees to use its reasonable best efforts to cause the Updating Amendment to be prepared and filed with the Commission and to be declared effective as soon as practical after the occurrence of a Rule 512 Event and that in all events such Updating Amendment shall be filed in accordance with the applicable filing requirements as promulgated by the Commission.

4. Expiration of Registration Rights. The obligations of the Company to register shares of the Registrable Stock under Sections 2(a) and 2(b) of this Agreement, shall terminate at such time as the Registrable Stock no longer qualifies as "Registrable Stock" as defined in this Agreement. The obligations of the Company to register shares of the Registrable Stock under Section 2(c) of this Agreement shall terminate upon the expiration of the period of distribution for any non-underwritten public offering, as such period is required to be determined pursuant to the second to last paragraph of Section 3(h) above.

5.    Lock-up Provision.

            (a) Subject to and as limited by Section 5(c) below, Antares agrees that it will not sell, transfer, assign, hypothecate or otherwise dispose of (each, a "TRANSFER") any shares of Registrable Stock without the prior written consent of the Company until the following dates (each, a "LOCK-UP PERIOD"): (i) with respect to fifty percent (50%) of the Registrable Stock, prior to the earlier of the date that is six months from the effective date of a registration statement covering the Registrable Stock and January 1, 2004; and (ii) with respect to all other shares of Registrable Stock, prior to the earlier of the date that is twelve months from the effective date of the registration statement covering the Registrable Stock and July 1, 2004. To the extent that the registration rights under Section 2 and Section 3 of this Agreement, and the lock-up provisions of this Section 5 vary from the registration rights and lock-up provisions of the registration rights agreements delivered to the holders of the Private Placement Common Stock, any additional benefits as a result thereof that inure to Antares shall also be given to the holders of the Private Placement Common Stock, except for the limitations on stock lock-up restrictions as set forth in Section 5(c) below, and except for the provisions set forth under Section 3(g) above.

            (b) Antares agrees that in connection with a registration statement pursuant to which Registrable Stock has been registered in an underwritten offering, the managing underwriter may, by written notice to Antares effectuated in accordance with this Agreement by either the Company or the managing underwriter, unilaterally subject the Registrable Stock to a lock-up period not to exceed the lesser of (i) the lock-up period imposed on any affiliate of the Company and (ii) the lock-up period imposed on any non-employee, non-director shareholders of the Company, pursuant to which Antares may not sell the Registrable Stock during such lock-up period; and, in such event, Antares hereby agrees to such lock-up. Any such lock-up period may be further shortened, in the sole discretion of the managing underwriter.

            (c) The Company agrees that, notwithstanding anything set forth herein to the contrary; the provisions of Section 5(a) above will in no event apply to (i) any actual or proposed Transfer by Antares, a partner of Antares, or, an Affiliate (as such term is defined in Rule 405 of the Securities Act) of Antares or any of its partners made pursuant to and in accordance with that certain Co-Sale and Voting Rights Agreement entered into by Antares and Mr. Marshall T. Leeds ("Leeds") concurrently herewith, including, without limitation, any Transfers arising from a Transfer by one or more Leeds Affiliates (as such term is defined in the aforesaid Co-Sale and Voting Rights Agreement) pursuant to a registration statement, or (ii) any actual or proposed Transfer by Antares or a partner or Affiliate thereof to one or more of Antares' partners or Affiliates (an "Antares Transferee"); provided, in the case of the immediately preceding item (ii), that each such Antares Transferee shall agree in writing to be bound by the terms and conditions of this Agreement applicable to Antares.

6. Expenses. All expenses incurred with respect to the Company complying with the provisions of this Agreement, including, without limitation, all filing fees, printing and mailing expenses, fees and disbursements of Company counsel, paralegals, independent public accountants and other professionals for the Company, fees and expenses (including, but not limited to, counsel's, paralegals', independent public accountants' and other professionals' fees and expenses) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., any national securities exchange(s), automated quotation system(s) and other quotation system(s), and fees of transfer agents and registrars and costs of issuance, but excluding any Selling Expenses and expenses of counsel of Antares, are collectively called "Registration Expenses." All underwriting discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of Registrable Stock, any stock transfer taxes incurred with respect to the sale of Registrable Stock, as well as all fees and expenses of counsel for Antares, are collectively called "Selling Expenses."

The Company will pay all Registration Expenses in connection with each registration of Registrable Stock pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by Antares.

7. Indemnification. In the event any Registrable Stock are included in a registration statement pursuant to this Agreement:

            (a) Company Indemnity. To the extent permitted by law, the Company shall indemnify and hold harmless Antares and each of its officers, partners (including, but not limited to, such partners' respective members, shareholders, partners, other equity holders, officers, directors, employees and representatives), officers, directors, employees and representatives, each underwriter of such Registrable Stock thereunder and each other person, if any, who controls Antares or such underwriter within the meaning of the Securities Act, against any losses, damages, costs, claims, expenses and liabilities, including, without limitation, reasonable attorneys', paralegals' and accountants' fees and expenses, before and at trial and at all applicable appellate levels (individually and collectively, "LOSSES"), to which they may become subject under the Securities Act or other federal or state law, insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, and/or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case if and to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Antares, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; or (ii) Antares' failure to deliver a copy of the final prospectus as then amended or supplemented after the Company has furnished Antares with a sufficient number of copies of the same, but only if delivery of same is required by law and the same would have cured the defect giving rise to any such Losses.

            (b) Antares Indemnity. In the event of a registration of any Registrable Stock under the Securities Act pursuant to the provisions of this Agreement, Antares shall furnish to the Company in writing such information and affidavits with respect to Antares as the Company reasonably requests for use in connection with any such registration statement (or prospectus contained therein) and Antares will indemnify and hold harmless to the extent permitted by law, the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer and director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all Losses to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any statements or information provided in writing by Antares, including each of its officers, partners (including, but not limited to, such partners' respective members, shareholders, partners, other equity holders, officers, directors, employees and representatives), officers, directors, employees and representatives to the Company or underwriter in connection with the offer and sale of Registrable Stock. Notwithstanding the foregoing, the amount Antares shall be obligated to indemnify pursuant to this Agreement shall be limited to an amount equal to the proceeds received by Antares of the Registrable Stock sold pursuant to the registration statement which gives rise to such obligation to indemnity (less the aggregate amount which Antares has been otherwise required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Stock).

            (c) Notice; Right to Defend. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party, shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified party with respect to such claim. The indemnifying party shall not, without the written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of the indemnified party or any subsidiary or other affiliate thereof or does not result in the full release of the indemnified party. Failure of notice by a seller of Registrable Stock entitled to indemnification hereunder will not relieve the Company of its obligations under this Section 7 unless the Company is actually prejudiced thereby.

            (d) Contribution. If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount Antares shall be obligated to contribute pursuant to the Agreement shall be limited to an amount equal to the proceeds received by Antares of the Registrable Stock sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount which Antares has otherwise been required to pay in respect of such Losses or any substantially similar Losses arising from the sale of such Registrable Stock).

            (e) Survival of Indemnity, The indemnification and contribution rights and obligations provided by Section 7 of this Agreement shall be continuing rights and obligations and shall survive the registration and sale of any Registrable Stock by any person and the expiration or termination of this Agreement.

8. Rule 144 Reporting. The Company covenants that it will use its best efforts to timely file the reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder to enable Antares to sell Registrable Stock without registration under the Act within the limitation of the exemptions provided by (i) Rule 144 under the Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.


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
9. Assignment of Registration Rights. The rights of Antares under this Agreement, including, without limitation, the rights to cause the Company to register Registrable Stock, may not be assigned without the written prior consent of the Company, such consent not to be unreasonably withheld or delayed; provided, however, that Antares may assign its rights and obligations hereunder, without the Company's consent, to one or more Antares Transferees (as defined in Section 5(c) above), so long as each such Antares Transferee(s) shall agree in writing to be bound by the terms and conditions of this Agreement applicable to Antares. In the event of any transfer, the transfer will only be permitted if the transferee agrees to be bound by the provisions of this Agreement.

10.   Notices.

            (a) All communications under this Agreement shall be in writing and shall be mailed by certified mail return receipt requested, postage prepaid, or telegraphed or telexed (with written confirmation of receipt) or delivered by hand or by overnight delivery service:

                  (i)   If to the Company, at:

                        Summit Brokerage Services, Inc.
                        980 North Federal Highway
                        Suite 310
                        Boca Raton, Florida 33432
                        Attn: Marshall T. Leeds, Chief Executive Officer
                        Facsimile: (561) 347-6705

                        With a copy to:

                        Greenberg Traurig, P.A.
                        450 S. Orange Avenue, Suite 650
                        Orlando, Florida 32801
                        Attn:  Sandra C. Gordon, Esq.
                        Facsimile:  (407) 420-5909

or at such other address as it may have furnished in writing to Antares, or

                  (ii)  if to Antares, at:

                        Antares Capital Fund III Limited Partnership
                        7900 Miami Lakes Drive West
                        Miami Lakes, Florida 33016
                        Attn: Mr. Jonathan I. Kislak
                        Facsimile: (305) 894-3227

                        With a copy to:

                        Bilzin Sumberg Baena Price & Axelrod LLP
                        2500 Wachovia Financial Center
                        200 South Biscayne Boulevard
                        Miami, FL  33131-5340
                        Attn: Alan D. Axelrod, Esq.
                        Facsimile: (305) 374-7593

or at such other address as it may have furnished in writing to the Company.

            (b) Any notice so addressed, when mailed by certified mail return receipt requested shall be deemed to be given three days after so mailed, when telegraphed or telexed shall be deemed to be given when transmitted (with written confirmation received), or when delivered by hand or overnight delivery service shall be deemed to be given when delivered.

11. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors (including, but not limited to, a successor of the Company by merger, assignment or otherwise) and permitted assigns of the Company and Antares (including, but not limited to, any Antares Transferees (as defined in Section 5(c) above)).

12. Amendment, Waiver and Termination. This Agreement may be amended, and the observance of any term of this Agreement may be waived, but only with the written consent of the Company and Antares.

13. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

14. Governing Law/Jurisdiction. This Agreement will be governed by, construed and enforced in accordance with, the laws of the State of Florida. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court located within Miami Dade County or Palm Beach County, in the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

15. Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

16. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

17. Entire Agreement. This Agreement expresses the entire understanding of the Company and Antares with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings of the Company and Antares with respect to the subject matter hereof.

18. Attorneys' Fees. The prevailing party in any dispute with respect to this Agreement shall be entitled to recover from the other party all of its reasonable costs and expenses incurred in connection with such dispute, including, but not limited to, reasonable attorneys', paralegals', accountant's and other professionals' fees and costs incurred before and at trial, at any other proceeding, at all appellate levels and whether or not suit or any other proceeding is brought.


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
                     [SIGNATURES LOCATED ON THE NEXT PAGE.]

      IN WITNESS WHEREOF, the parties hereto have duly executed this Registration Rights Agreement as of the day and the year first set forth above.

THE COMPANY:

SUMMIT BROKERAGE SERVICES, INC.,
a Florida corporation

By:   /s/ Marshall T. Leeds
      --------------------------------------
      Marshall T. Leeds,
      Chairman and Chief Executive Officer

ANTARES:

ANTARES CAPITAL FUND III LIMITED PARTNERSHIP, a Delaware limited partnership

By:   ANTARES CAPITAL PARTNERS III, L.L.C.,
      a Florida limited liability company,
      its General Partner


By:   /s/ Jonathan I. Kislak
      --------------------------------------
      Jonathan I. Kislak,
      Class A Member


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